As filed with the Securities and Exchange Commission on February 8, 2012

Registration No. 333-178710

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GeoResources, Inc.

(Exact name of Registrant as specified in its charter)

Colorado	84-0505444
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

(281) 537-9920

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Frank A. Lodzinski

President and Chief Executive Officer

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

(281) 537-9920

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Reid A. Godbolt, Esq.

Jones & Keller, P.C.

1999 Broadway, Suite 3150

Denver, Colorado 80202

Telephone: (303) 573-1600

Facsimile: (303) 573-8133

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-178710) filed on December 22, 2011 by GeoResources, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) is to file an amended legal opinion as Exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-178710), to file an updated consent of the Company’s independent petroleum engineer as Exhibit 23.2 to the Registration Statement on Form S-3 (File No. 333-178710) and to amend and restate the “Incorporation by Reference” section of the Registration Statement on Form S-3 (File No. 333-178710). Except as described above, there have been no other material changes to the Registration Statement on Form S-3 (File No. 333-178710).

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 11, 2011 and Amendment No. 1 on Form 10-K/A filed with the SEC on February 7, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 9, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on August 8, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 filed with the SEC on November 7, 2011; and

•

our Current Reports on Form 8-K filed with the SEC on January 19, 2011, April 19, 2011, May 5, 2011, June 13, 2011, July 8, 2011, August 4, 2011, October 24, 2011, November 15, 2011 and January 12, 2012 (with the exception of any information contained in such documents which has been “furnished” under Item 2.02 and/or Item 7.01 of Form 8-K, which information is not deemed “filed” and which is not incorporated by reference into this prospectus).

•

all filings we make with the SEC pursuant to the Exchange Act, after the date of this registration statement and prior to the effectiveness of the registration statement (excluding any portion of such documents which are furnished and not filed with the SEC).

In addition, all documents which we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (including any Form 8-K in which the information is filed but not furnished) will be deemed to be incorporated by reference into this prospectus and any prospectus supplements. You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference.

You may obtain a copy of any of the above-referenced documents, at no cost, from our website at www.georesourcesinc.com. The information contained in, or that can be accessed through, our website is not part of this prospectus. We will also furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct your request for documents to:

GeoResources, Inc.

Attn: Chief Financial Officer

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

(281) 537-9920

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS

Exhibit No.	Description

1.1	Form of Underwriting Agreement. (2)

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003).

3.1(a)	Articles of Amendment to the Articles of Incorporation (incorporated by reference as Annex C to the Registrant’s definitive Proxy Statement filed on February 23, 2007).

3.1(b)	Articles of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1(b) filed with the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2007).

3.2	Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003).

4.1	Form of Senior Indenture, including form of Senior Debt Securities. (4)

4.2	Form of Subordinated Indenture, including form of Subordinated Debt Securities. (4)

4.3	Form of Warrant Agreement, including form of Warrant. (2)

4.4	Form of Depository Agreement, including form of Depository Receipt. (2)

5.1	Opinion of Jones & Keller, P.C. (1)

12.1	Computation of Ratios of Earnings to Fixed Charges. (4)

23.1	Consent of Grant Thornton LLP. (4)

23.2	Consent of Cawley, Gillespie & Associates, Inc. (1)

23.3	Consent of Jones & Keller, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the Signature Page of the Registration Statement on Form S-3 filed on December 22, 2011, Registration No. 333-178710).

25.1	Statement of Eligibility of the Trustee under the Senior Indenture on Form T-1. (3)

25.2	Statement of Eligibility and Qualification of the Trustee under the Subordinated Indenture on Form T-1. (3)

(1)	Filed herewith.
(2)	To be filed as an Exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement.
(3)	To be filed under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended.
(4)	Previously filed with the Registrant’s Form S-3 on December 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 8, 2012.

GEORESOURCES, INC.

By:	/s/ Frank A. Lodzinski
Frank A. Lodzinski, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Frank A. Lodzinski	President, Chief Executive Officer (principal executive officer) and Director	February 8, 2012
Frank A. Lodzinski

/s/ Howard E. Ehler	Principal Financial Officer and Principal Accounting Officer	February 8, 2012
Howard E. Ehler

/s/ Robert J. Anderson	Director	February 8, 2012
Robert J. Anderson

*	Director	February 8, 2012
Jay F. Joliat

*	Director	February 8, 2012
Bryant W. Seaman, III

*	Director	February 8, 2012
Nicholas L. Voller

*	Director	February 8, 2012
Michael A. Vlasic

*	Director	February 8, 2012
Donald J. Whelley

*	By:	/s/ Frank A. Lodzinski
Frank A. Lodzinski, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement (2)

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003)

3.1(a)	Articles of Amendment to the Articles of Incorporation (incorporated by reference as Annex C to the Registrant’s definitive Proxy Statement filed on February 23, 2007)

3.1(b)	Articles of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1(b) filed with the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2007)

3.2	Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003)

4.1	Form of Senior Indenture, including form of Senior Debt Securities (4)

4.2	Form of Subordinated Indenture, including form of Subordinated Debt Securities (4)

4.3	Form of Warrant Agreement, including form of Warrant (2)

4.4	Form of Depository Agreement, including form of Depository Receipt (2)

5.1	Opinion of Jones & Keller, P.C. (1)

12.1	Computation of Ratios of Earnings to Fixed Charges (4)

23.1	Consent of Grant Thornton LLP (4)

23.2	Consent of Cawley, Gillespie & Associates, Inc. (1)

23.3	Consent of Jones & Keller, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the Signature Page of the Registration Statement on Form S-3 filed on December 22, 2011, Registration No. 333-178710)

25.1	Statement of Eligibility of the Trustee under the Senior Indenture on Form T-1 (3)

25.2	Statement of Eligibility and Qualification of the Trustee under the Subordinated Indenture on Form T-1 (3)

(1)	Filed herewith.
(2)	To be filed as an Exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement.
(3)	To be filed under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended.
(4)	Previously filed with the Registrant’s Form S-3 on December 22, 2011.